STATE OF DELAWARE

                                               OFFICE OF SECRETARY OF STATE



      I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY U.S.A. GROWTH INC. IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL
CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE DATE SHOWN BELOW.

Department of State
Office of the Secretary of State
Delaware
728223012



Michael Harkins, Secretary of State
Authentication: :1821487
Date: 8/10/1988





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                                                     STATE OF DELAWARE

                                               OFFICE OF SECRETARY OF STATE


I, Michael Harkins, Secretary of State of the State of Delaware, do hereby certify that the attached is a true and correct copy of Certificate of Incorporation filed in this office on August 14, 1987

DEPARTMENT OF STATE
OFFICE OF THE SECRETARY OF STATE
DELAWARE


Michael Harkins, Secretary of State
By. L. May
Date: August 10, 1988


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                                               CERTIFICATE OF INCORPORATION
                                                            of
                                                    U.S.A. Growth, Inc.

         FIRST: The name of this corporation is U.S.A. Growth, Inc.
         SECOND: Its registered office in the State of Delaware is to be located at 725 Market Street in the City of Wilmington, County of New Castle. The registered agent in charge thereof is The Company Corporation at 725 Market Street, in the City of Wilmington, County of New Castle.
         THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world :
         "The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware".
         FOURTH: The amount of the total authorized capital stock of this corporation is 100,000,000 share of .001 Par Value.
         FIFTH: The name and mailing address of the incorporator is as follows:
         Marsha Mills, 725 Market Street, Wilmington, Delaware 19801
         SIXTH: The powers of the incorporator are to terminate upon filing of the certificate of incorporation, and the name(s) and mailing address(es) of persons who are to serve as director(s) until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:

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         Sam Gower, #4 Winwood Court, Dix Hills, New York 11746.
         SEVENTH: The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount , upon the property and franchise of the Corporation.
                  With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.
                  The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholders and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law or the By-Laws, or by resolution of the stockholders.
                  The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.
         It is the intention that the objects, purposes and powers specified in the Third paragraph hereof shall, except where otherwise specified said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this certificate of incorporation, but that the

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objects, purposes and powers specified in the Third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.
         EIGHTH: Directors of the corporation shall not be liable together the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (i) a director's duty of loyalty to the corporation or its stockholders;
(2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.
         I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true; and I have accordingly hereunto set my hand.
DATE: August 14, 1987
State of Delaware
County of New Castle




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